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                                                               EXHIBIT (E)(1)(I)

        Schedule A to the Distribution Agreement as amended June 30, 2006

                      Series                              Classes
                      ------                              -------
U.S. Core Equity Fund                                III, IV, V, VI, M
Tobacco-Free Core Fund                               III, IV, M
U.S. Quality Equity Fund                             III, IV
U.S. Value Fund                                      III, M
U.S. Intrinsic Value Fund                            III
U.S. Growth Fund                                     III, M
U.S. Small/Mid Cap Value Fund                        III
U.S. Small/Mid Cap Growth Fund                       III
Real Estate Fund                                     III, M
International Intrinsic Value Fund                   II, III, IV, M
International Growth Equity Fund                     III, IV
International Core Equity Fund                       III, IV, VI
Global Growth Fund                                   III
Developed World Stock Fund                           III, IV
Currency Hedged International Equity Fund            III, M
Foreign Fund                                         II, III, IV, M
Foreign Small Companies Fund                         III, IV
International Small Companies Fund                   III
Emerging Markets Fund                                III, IV, V, VI
Emerging Countries Fund                              III, M
Emerging Markets Quality Fund                        III, VI
Domestic Bond Fund                                   III, VI
Core Plus Bond Fund                                  III, IV
International Bond Fund                              III
Currency Hedged International Bond Fund              III
Global Bond Fund                                     III
Emerging Country Debt Fund                           III, IV
Short-Duration Investment Fund                       III
Inflation Indexed Bond Fund                          III
Emerging Country Debt Share Fund                     III
Benchmark-Free Allocation Fund                       III
International Equity Allocation Fund                 III
Global Balanced Asset Allocation Fund                III
Global (U.S.+) Equity Allocation Fund                III
Strategic Opportunities Allocation Fund              III
World Opportunities Equity Allocation Fund           III
U.S. Equity Allocation Fund                          III
Alpha Only Fund                                      III, IV
Tax-Managed U.S. Equities Fund                       III
Tax-Managed International Equities Fund              III
Tax-Managed Small/Mid Cap Fund                       III

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
Short Duration Collateral Share Fund                 III, VI
Strategic Fixed Income Fund                          III, IV, V, VI
Inflation Indexed Plus Bond Fund                     III, IV, V, VI
International Opportunities Equity Allocation Fund   III
U.S. Core Fund                                       III, IV, V, VI, M
Value Fund                                           III, M
Intrinsic Value Fund                                 III
Growth Fund                                          III, M
Small/Mid Cap Value Fund                             III
Small/Mid Cap Growth Fund                            III
International Growth Fund                            III, IV
International Disciplined Equity Fund                III, IV, VI